                                 EXHIBIT 10.14

                      TERMINATION AND TRANSITION AGREEMENT

This Termination and Transition Agreement (this "Agreement") is entered into this 31st day of January, 1996, by and among JMC Group, Inc., a California corporation, James Mitchell & Co., a California corporation, and its affiliate, Priority Investment Services, Inc., a Delaware corporation ("Priority") and First Tennessee Bank National Association ("FTB"), in its own capacity and as trustee under the Trust Agreement, dated August 31, 1988, as amended from time to time, by and between James Mitchell & Co., as trustor and FTB, as trustee of the trust thereby established.

                                    RECITALS

     A. In August, 1988, James Mitchell & Co. and FTB entered into a Services Agreement pursuant to which James Mitchell & Co. and its subsidiaries agreed to provide certain services to FTB, in its own capacity and as trustee, and to the Trust (as hereinafter defined).

     B. In January, 1994, FTB, JMC Group, Inc., James Mitchell & Co. and Priority entered into a series of agreements which expanded the nature of the parties' relationship with each other and restated the terms of the original Services Agreement. As a result of this transaction, the parties' existing relationship is currently governed by the terms of the following agreements:

          (i) a Services Agreement and Services Agreement Supplement No. 1, each dated January 28, 1994, by and among JMC Group, Inc., James Mitchell & Co., Priority and FTB;

          (ii) a Mutual Fund Sales Agreement and Mutual Fund Sales Agreement Supplement No. 1, each dated January 28, 1994, by and among JMC Group, Inc., James Mitchell & Co., Priority and FTB;

          (iii) a Trust Agreement, dated August 31, 1988, by and between James Mitchell & Co. and FTB;

          (iv) an Option Agreement, dated January 28, 1994, by and among JMC Group, Inc., James Mitchell & Co., Priority and FTB; and

          (v) a Service Mark License Agreement, dated January 28, 1994, by and among JMC Group, Inc., James Mitchell & Co., Priority and FTB.

     C. FTB desires to provide mutual funds and annuity products to its customers through its affiliated broker-dealer, First Tennessee Brokerage, Inc. ("FTBR"), and certain FTB platform employees.

     D. FTB, JMC Group, Inc., Priority and James Mitchell & Co. have agreed to terminate the Existing Agreements (as hereinafter defined) prior to the expiration of their original terms and enter into a new arrangement whereby JMC (as hereinafter defined) will provide support services for FTB's and FTBR's annuity and mutual fund sales programs pursuant to the ISS Agreement (as hereinafter defined). FTB, JMC Group, Inc., James Mitchell & Co. and Priority have previously manifested their intent to terminate the Existing Agreements and enter into the ISS Agreement by execution and delivery of that certain letter of understanding, dated December 8, 1995.


                                   AGREEMENT

In consideration of the foregoing, the mutual covenants and undertakings herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to those terms in the ISS Agreement.

1.1  "Action(s)" means any and all actions, suits or proceedings.

1.2 "Clearing Agreement" means that certain Clearing Agreement, dated the date hereof, by and between JMC Financial Corporation and FTBR.

1.3  "Contract Term" has the meaning assigned to that term in the ISS Agreement.

1.4 "Current Annuity Block" means the block of business consisting of insurance and annuity policies sold by JMC or Priority to FTB customers from the inception of the annuity sales program at FTB in August 1988 through the Termination Date, together with any and all additional premiums added to such policies after the Termination Date, which policies are still in force.

1.5 "Current Block" means the block of business consisting of the Current Annuity Block and the Current Mutual Fund Block.

1.6 "Current Block Annuity Product(s)" means any insurance or annuity policy which is part of the Current Block. A list of the Current Block Annuity Products is attached hereto as Exhibit A.

1.7 "Current Block Product Provider(s)" means any Product Provider whose product is a Current Block Annuity Product.

1.8 "Current Mutual Fund Block" means the block of business consisting of all mutual fund shares sold by Priority to FTB customers from the inception of the mutual fund sales program at FTB in February 1994 through the Termination Date, which shares are still outstanding.

1.9 "Customer Complaint(s)" means any complaint (whether written or oral) received by JMC, any of its subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by FTB, any of its subsidiaries or affiliates, or by any officer, director, agent or employee of any of them from any person (including state and governmental agencies, departments, divisions or offices or self-regulatory organizations) with respect to: (i) annuity, insurance or mutual fund sales or servicing made or provided by JMC or Priority personnel prior to the Termination Date; (ii) servicing of annuity, insurance and mutual fund products provided by JMC personnel after the Termination Date pursuant to the ISS Agreement or the Clearing Agreement; or (iii) the FTB Program.

1.10 "Definitive Agreements" means this Agreement, the ISS Agreement and the Clearing Agreement.

1.11 "Dispute" shall have the meaning assigned to that term in SECTION 6.7.1 hereof.

1.12 "Existing Agreements" means the License Agreement, the Services Agreement, the Mutual Fund Agreement and the Option Agreement.

1.13 "FTB" means First Tennessee Bank National Association, a federally-chartered national bank.

1.14 "FTB Employee" means all employees and agents of FTB and FTBR or any of their affiliates, but does not include any employee of FTB's Bond Division.

1.15 "FTBR" means First Tennessee Brokerage, Inc., a Tennessee corporation and registered broker-dealer and member of the NASD.

1.16 "FTB Program" means the internal mutual fund and annuity sales programs of FTB or its affiliates (including the Platform Program) which target customers with investable assets of less than $250,000, but does not include any sales program of FTB's Bond Division.

1.17 "Integrated Support Services" means the services provided to FTB and FTBR by JMC pursuant to the terms of the ISS Agreement and the Clearing Agreement.

1.18 "ISS Agreement" means that certain Integrated Support Services Agreement, dated the date hereof, between James Mitchell & Co. and its subsidiaries, FTB and FTBR.

1.19  "JMC" means James Mitchell & Co. and its subsidiaries.

1.20  "JMCG" means JMC Group, Inc., James Mitchell & Co. and Priority.

1.21 "Letter of Understanding" means that certain letter of understanding, dated December 8, 1995, by and among JMCG and FTB.

1.22 "License Agreement" means that certain Service Mark License Agreement, dated January 28, 1994, by and among JMCG and FTB.

1.23 "Minimum Monthly Production" shall have the meaning assigned to that term in SECTION 3.5.2 hereof.

1.24  "Monthly Production" shall have the meaning assigned to that term in
SECTION 3.5.2 hereof.

1.25  "NASD" means the National Association of Securities Dealers, Inc.

1.26  "Monthly Subsidy" shall have the meaning assigned to that term in SECTION
3.5 hereof.

1.27 "Mutual Fund Agreement" means that certain Mutual Fund Sales Agreement and Mutual Fund Sales Agreement Supplement No. 1, each dated January 28, 1994, by and among JMCG and FTB.

1.28 "Option Agreement" means that certain Option Agreement, dated January 28, 1994, by and among JMCG and FTB.

1.29 "Plan" shall have the meaning assigned to that term in SECTION 3.4.2 hereof.

1.30 "Platform Program" means the platform fixed annuity sales program initiated by FTB under the terms of the Letter of Understanding pursuant to which FTB Employees will make only fixed annuity sales of less than $20,000.

1.31 "Priority" means Priority Investment Services, Inc., a Delaware corporation.

1.32 "Product Provider(s)" means the company underwriting or distributing any insurance, annuity or mutual fund product.

1.33 "Regulator(s)" means the NASD or other regulatory authority having jurisdiction over the activities of any party hereto.

1.34  "Selected Sales Personnel" shall have the meaning assigned to that term in
SECTION 3.3.1 hereof.

1.35 "Services Agreement" means that certain Services Agreement and Services Agreement Supplement No. 1, each dated January 28, 1994, by and among JMCG and FTB.

1.36  "Service Center" means JMC's Memphis Service Center.

1.37  "Set-Up Fees" shall have the meaning assigned to that term in SECTION
4.2.1.1 of the ISS Agreement.

1.38 "Subsidy Period" means the period commencing December 1, 1995 and ending on the Termination Date.

1.39 "Termination Date" means the effective date of termination of the Existing Agreements as provided in SECTION 2.1.1 hereof.

1.40 "Transition Period" means the period commencing December 8, 1995 and ending on the Termination Date.

1.41  "Trust" means the trust established by the Trust Agreement.

1.42 "Trust Agreement" means that certain Trust Agreement, dated August 31, 1988, as amended from time to time, by and between James Mitchell & Co. and FTB.

1.43  "Trustee" means FTB in its capacity as trustee of the Trust.

1.44 "Trustor" means James Mitchell & Co. in its capacity as trustor of the Trust.


                                   ARTICLE II
                                  TERMINATION

2.1  TERMINATION OF EXISTING AGREEMENTS.
     -----------------------------------

     2.1.1 The Existing Agreements will terminate as soon hereafter as possible on a date to be agreed to by the parties hereto, but in no event later than February 29, 1996 (the "Termination Date"); provided, however, that if, on
                                                 -----------------
     February 29, 1996, Definitive Agreements have not been entered into due to
     (i) pending regulatory review or approval of any Definitive Agreement or
     (ii) acts of God, earthquakes, fire or floods, the Termination Date shall be such later date as may be agreed upon by the parties.

     2.1.2 On the Termination Date, FTB's and JMCG's continuing obligations under the Existing Agreements will terminate and all outstanding obligations under the Existing Agreements will be discharged and cease to exist; provided, however, that the parties' obligations under the following
            -----------------
     provisions of the Existing Agreements shall survive the termination thereof and nothing herein or in the other Definitive Agreements shall alter or in any way modify these provisions:

          2.1.2.1 Sections 8.1 and 8.2 of the Mutual Fund Agreement and Sections 9.1 through 9.3 of the Services Agreement;

          2.1.2.2 Sections 5.4 and 6.4 of the Mutual Fund Agreement and Sections 6.4 and 7.5 of the Services Agreement;

          2.1.2.3 Section 5.5 of the Mutual Fund Agreement and Section 6.5 of the Services Agreement; and

          2.1.2.4    Section 9 of the License Agreement.

     2.1.3 After termination of the Existing Agreements, except as expressly outlined above, all rights and obligations of the parties to the Existing Agreements with respect to the subject matter thereof shall be governed by the terms of the Definitive Agreements.

     2.1.4 Promptly following the Termination Date, Priority will initiate all actions required to change its name from "Priority Investment Services, Inc." to some other name which shall not include the word "Priority."

2.2  CONDITIONS TO COMMENCEMENT OF CONTRACT TERM.  The Contract Term shall
     --------------------------------------------
commence on the Termination Date. The commencement of the Contract Term is subject to the prior or concurrent satisfaction of the following conditions:

     2.2.1 The completion of all actions necessary to permit JMC to deliver the Integrated Support Services in the manner contemplated by the ISS Agreement and in full compliance with all applicable laws, rules and regulations.

     2.2.2 The completion of all actions necessary to permit FTB and FTBR to perform their supervision, management and compliance obligations under
     SECTION 3.1 of the ISS Agreement in the manner contemplated by the ISS Agreement and in full compliance with all applicable laws, rules and regulations.

     2.2.3 The preparation, negotiation, execution and delivery of all other necessary documentation between FTB, FTBR, JMC and the Product Providers, including, without limitation, master general agency agreements, selling agreements, networking and clearing agreements and the like, which documentation will permit the commission fund flow outlined in the ISS Agreement to be accomplished in a manner that meets all applicable legal and regulatory requirements.

     2.2.4 JMC demonstrating that, with respect to customer account information, it can provide FTB or FTBR, as the case may be, with tapes containing customer account information on a monthly basis and that it will have the ability to provide mutual fund customers who call the operations center with the most recent share balance and account value information, if any, which is available through networking with the mutual fund Product Provider.

     The failure to meet any of the conditions outlined in this SECTION 2.2 shall not entitle either party to postpone the Termination Date beyond February 29, 1996. The Termination Date may only be extended as provided in SECTION
2.1.1 hereof.

2.3  COMPENSATION AND FEES.
     ----------------------

     2.3.1 Prior to the Termination Date, JMCG shall continue to calculate and pay FTB's compensation under the Services Agreement and the Mutual Fund Agreement as provided therein.

     2.3.2 Upon termination of the Existing Agreements, JMCG shall prepare a final statement of all amounts due to FTB under the terms of the Mutual Fund Agreement for mutual fund sales prior to the Termination Date and shall pay such amount to FTB in accordance with the terms of the Mutual Fund Agreement. On the Termination Date (but no sooner than February 1,
     1996), FTB shall pay JMCG all deferred revenue due JMCG with respect to sales of First Funds prior to the Termination Date, including, without limitation, an amount equal to the sum of AGENT's Deferred First Fund Share (as that term is defined in Supplement No. 1 to the Mutual Fund Agreement) for each of the twelve months immediately preceding the Termination Date and all other revenue earned by JMCG prior to the Termination Date with respect to First Fund sales which revenue has not been paid on or prior to the Termination Date. For purposes of the immediately preceding sentence only, AGENT's Deferred First Fund Share for the twelve months immediately
     ----
     preceding the Termination Date shall be equal to the product of (i) 53 basis points and (ii) the sum of First Fund Gross Monthly Production for each of the twelve months immediately preceding the Termination Date. All other calculations of AGENT's Deferred First Fund Share shall be made in accordance with the terms of the Mutual Fund Agreement.

     2.3.3 Upon termination of the Existing Agreements, JMCG will prepare a final statement of all Set-up Fees due FTB, in its capacity as Trustee, under the terms of the Services Agreement for deposits made to the Trust prior to the Termination Date and shall pay such amount to FTB in accordance with the terms of the Services Agreement.



                                  ARTICLE III
                              SALES AND SERVICING

3.1  DURING THE TRANSITION PERIOD.
     -----------------------------

     3.1.1 Subject to SECTION 3.1.2 hereof, during the Transition Period, JMCG and FTB will continue to perform their respective obligations under the Existing Agreements according to the terms thereof.

     3.1.2 Notwithstanding Section 8.2 of the Services Agreement (and as such provision may be incorporated into the Mutual Fund Agreement), during the Transition Period,

     3.1.3 JMCG agrees that FTB may institute the Platform Program. JMCG's rights under Section 8.2 of the Services Agreement (and as such provision may be incorporated into the Mutual Fund Agreement) are hereby waived, but only to the extent necessary to permit FTB to commence the Platform Program.

3.2  AFTER THE TERMINATION DATE.
     ---------------------------

     3.2.1 JMCG hereby acknowledges that, from and after the Termination Date, FTB is free of any restrictions imposed by the Existing Agreements with respect to the offering of annuity or mutual funds directly to its customers. On the Termination Date, FTB, either directly or through its affiliate, FTBR, will assume full responsibility (including financial responsibility) for all sales, sales management and compliance aspects of the FTB Program as provided in the ISS Agreement.

     3.2.2 Except as expressly provided in the ISS Agreement, on the Termination Date, FTB, either directly or through its affiliate, FTBR, will assume all of JMCG's rights, duties and obligations as Agent for the Trust pursuant to the Services Agreement and the Trust Agreement and JMCG will cease to have any responsibilities thereunder. Subject to SECTION 12.2 of the ISS Agreement, this SECTION 3.2.2 is not intended to relieve JMCG of its obligations to indemnify FTB, its officers, agents or employees as provided in the Trust Agreement for any losses which arise out of events occurring or circumstances existing prior to the Termination Date.

3.3  JMC PERSONNEL.
     --------------

     3.3.1 FTB or FTBR will extend offers of employment to no fewer than ten of JMC's existing sales representatives who are currently servicing FTB. FTB will notify JMC of the identity of the successful sales candidates (the "Selected Sales Personnel").

     3.3.2 FTB agrees to assist, on a best efforts basis, all JMCG personnel employed in the Service Center in securing permanent positions with FTB or FTBR. In the event FTB or FTBR desire to hire any of the Service Center personnel, FTB, FTBR and JMCG will mutually agree on hire dates.

     3.3.3 FTB and JMCG agree that JMCG may, in its sole discretion, terminate any or all JMCG sales representatives who are not offered positions with FTB or FTBR at anytime after December 18, 1995. JMCG, FTB and FTBR agree that the provisions of this SECTION 3.3 are not intended to reflect an agreement to employ any particular JMCG sales representative or service center employee and no such individual is intended to be a third party beneficiary of this Agreement.

     3.3.4 JMCG will terminate the employment of all Selected Sales Personnel on the Termination Date. The actual Termination Date will be February 29, 1996 or such earlier date agreed to by the parties hereto on which JMCG and FTB have met all conditions precedent to the commencement of the Contract Term as provided in SECTION 2.2 hereof.

     The failure to meet such conditions shall not entitle any party to postpone the Termination Date which may only be extended as provided in SECTION
     2.1.1 hereof.

3.4  SERVICE CENTER.
     ---------------

     3.4.1 FTB agrees that JMCG may close the Service Center at any time after December 8, 1995. Upon execution of the Letter of Understanding, FTB waived the requirement contained in Schedule B of the Services Agreement that JMCG maintain a service center for the FTB annuity and mutual fund sales program.

     3.4.2 JMCG shall submit a written transition plan to FTB for the closing of the Memphis Service Center and the transition of the operations to its central operations center in San Diego, California no earlier than January 15, 1996 (the "Plan"). The Plan shall ensure that JMCG will continue to perform its obligations under the Existing Agreements in accordance with the Performance Standards of Schedule C to the Services Agreement during the Transition Period.

3.5  SALES PERSONNEL SUBSIDY PAYMENTS.  JMCG, FTB and FTBR acknowledge that FTB
     ---------------------------------
and FTBR intend to identify the Selected Sales Personnel by December 18, 1995. However, no Selected Sales Personnel will actually begin employment with FTB or FTBR until after the Termination Date. JMCG and FTB agree that FTB will reimburse Priority for fifty percent (50%) of the cost of Priority carrying the Selected Sales Personnel on its payroll during the Subsidy Period. This amount will be paid to Priority in the form of a monthly subsidy (the "Monthly Subsidy") payable on the fifteenth (15th) day of the next succeeding month. The Monthly Subsidy for each month shall be calculated and paid in the following manner:

     3.5.1 Priority shall calculate the sum of all fixed compensation (salary plus travel allowance) paid to the Selected Sales Personnel during that month and add 25% of the salary as a benefit factor. Fifty percent (50%) of this sum shall be the Monthly Subsidy.

     3.5.2 Priority shall then determine the Monthly Combined Gross Insurance and Mutual Fund Production for that month for all Priority's Tennessee-based sales employees by reference to the Sales Accounting Report generated by Priority (the "Monthly Production"). FTB shall pay Priority a Monthly Subsidy for each month in the Transition Period during which the Monthly Production is less than the Minimum Monthly Production (as hereinafter defined) for that month. The "Minimum Monthly Production" for any month shall be the amount set forth in the following table for such month unless the weighted average number of Selected Sales Personnel Priority has carried on its payroll during that month is greater than or less than 10. In such circumstance, the aggregate amount set forth in the following table for that month shall be increased or decreased, as the case may be, by $250,000 multiplied by the amount by which the weighed average number of Selected Sales Personnel which Priority has carried on its payroll for that month exceeds or is less than 10. Such weighted average number of Selected Sales Personnel shall be determined by adding the total number of Selected

     Sales Personnel employed by Priority on the first, last and fifteenth day of each month and dividing by 3.

          Month                        Minimum Monthly Production
          --------                     --------------------------
          December                     $2,000,000
          January                      $2,500,000
          February and thereafter      $2,500,000

     JMCG and FTB acknowledge that FTB shall not be responsible to pay any Monthly Subsidy with regard to any month after February, 1996 unless the parties hereto agree on a later Termination Date in accordance with SECTION
     2.1.1 hereof.

3.6  CUSTOMER COMPLAINTS.  All Customer Complaints shall be handled as provided
     --------------------
in SECTION 12.5 of the ISS Agreement. Nothing in this SECTION 3.6 or in SECTION
12.1 of the ISS Agreement is intended to modify the obligations of the parties hereto under Sections 8.1 and 8.2 of the Mutual Fund Agreement or Sections 9.1 through 9.3 of the Services Agreement.


                                   ARTICLE IV
                      JMCG REPRESENTATIONS AND WARRANTIES

JMC Group, Inc., for itself, James Mitchell & Co. and Priority, and James Mitchell & Co. and Priority for themselves only, represent and warrant as follows:

4.1  DUE ORGANIZATION.  JMC Group, Inc., James Mitchell & Co. and  Priority are
     -----------------
corporations, duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite corporate power and authority to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby.

4.2  DUE EXECUTION; LEGALLY BINDING.  The execution, delivery and performance of
     -------------------------------
this Agreement by JMC Group, Inc., James Mitchell & Co. and Priority, and the consummation by each of JMC Group, Inc., James Mitchell & Co. and Priority of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of each of JMC Group, Inc., James Mitchell & Co. and Priority enforceable against each of JMC Group, Inc., James Mitchell & Co. and Priority in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

4.3  NO VIOLATION.  The execution, delivery and performance of this Agreement
     -------------
and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which JMC Group, Inc., James Mitchell & Co. or Priority is a party or by which it is bound; (ii) the charter or bylaws of JMC Group, Inc., James Mitchell & Co. or Priority; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC Group, Inc., James Mitchell & Co. or Priority is bound; or (iv) any law, rule or regulation applicable to JMC Group, Inc., James Mitchell & Co. or Priority.

4.4  NO ACTIONS.  No Actions, are pending or threatened against, affecting or
     -----------
related to, JMC Group, Inc., James Mitchell & Co. or Priority, in equity or otherwise, which Actions would materially and adversely affect the ability of JMC Group, Inc., James Mitchell & Co. or Priority to perform its obligations hereunder.



                                   ARTICLE V
                       FTB REPRESENTATIONS AND WARRANTIES

FTB represents and warrants as follows:

5.1  DUE ORGANIZATION.  FTB is a national banking association duly organized and
     -----------------
validly existing under the laws of the United States. FTB, in its own capacity and as Trustee, has all requisite corporate and trust power and authority to enter into this Agreement, to perform its obligations hereunder and to perform the obligations and covenants contemplated hereby.

5.2  DUE EXECUTION; LEGALLY BINDING.  The execution, delivery and performance of
     -------------------------------
this Agreement by FTB, in its own capacity and as Trustee, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation of FTB, in its own capacity and as Trustee, enforceable against it, in both capacities, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

5.3  NO VIOLATION.  The execution, delivery and performance of this Agreement
     -------------
and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which FTB is a party or by which it is bound; (ii) the charter or bylaws of FTB; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which FTB is bound; or (iv) any law, rule or regulation applicable to FTB as a national bank.

5.4  NO ACTIONS.  No Actions are pending or threatened against, affecting or
     -----------
related to, FTB, in equity or otherwise, which Actions would materially and adversely affect the ability of FTB to perform its obligations hereunder.

                                   ARTICLE VI
                                 MISCELLANEOUS

6.1  NOTICES.  All notices, requests, demands and other communications hereunder
     --------
shall be in writing and shall be deemed given, if delivered personally or sent by telecopy with receipt confirmed, on the day given or, if mailed by certified or registered mail, postage prepaid, return receipt requested, three days after placement in the United States mail properly addressed to the addressees below:

          If to JMCG:

               9710 Scranton Road, Suite 100
               San Diego, CA 92121
               Attn: Brian Finneran, President
               Telecopy number: (619) 450-9102

          If to FTB:

               FIRST TENNESSEE BANK NATIONAL ASSOCIATION
               165 Madison Avenue
               Memphis, TN 38103
               Attn: Dan Overbey,
               Vice President, Retail Sales Manager
               Telecopy number: (901) 523-4145

6.2  GOVERNING LAW.  This Agreement (including Exhibit A attached hereto), shall
     --------------
be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee without regard to principles of conflicts of law and the forum for any legal action or proceeding hereunder shall be the State of Tennessee.

6.3  INTEGRATION.  This Agreement and the other Definitive Agreements contain
     ------------
the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all previous oral and written agreements, commitments and understandings and all contemporaneous oral negotiations, commitments, writings and understandings relating to the activities contemplated hereunder and thereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

6.4  HEADINGS.  The headings contained in this Agreement are for reference
     ---------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.5  ILLEGALITY.  Any provision of this Agreement which is invalid, illegal or
     -----------
unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

6.6  ATTORNEY'S FEES.  Except as provided in SECTION 6.7 hereof, in the event
     ----------------
any legal action or proceeding is brought to enforce the terms of this Agreement, the prevailing parties shall be entitled to reimbursement from the other parties for all reasonable legal fees and court costs incurred with respect to such action or proceeding.

6.7  ALTERNATIVE DISPUTE RESOLUTION.
     -------------------------------

     6.7.1 In the event of any dispute, claim or controversy which in any way relates to, results from, or arises out of this Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiation, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs, attorneys' fees and share of mediation fees.

     6.7.2 Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association and not by court action. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator(s) shall be permitted to award punitive damages in such arbitration proceeding. Regardless of the outcome of such arbitration, each party shall bear its own costs, attorneys' fees and share of arbitration fees.

6.8  EXPENSES.  JMCG and FTB shall pay all expenses associated with the
     ---------
performance of their obligations hereunder.

6.9  COUNTERPARTS.  This Agreement may be executed by the parties hereto in
     -------------
separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

JMC GROUP, INC.                       FIRST TENNESSEE BANK NATIONAL
                                      ASSOCIATION

By:   /s/Brian J. Finneran            By:    /s/Paul Harless
   -----------------------------         ---------------------------------

Its:  President                       Its:   Sr. Vice President
    ----------------------------           -------------------------------

JAMES MITCHELL & CO.                  PRIORITY INVESTMENT SERVICES,
                                      INC.

By:   /s/Brian J. Finneran            By:    /s/Brian J. Finneran
   -----------------------------          --------------------------------

Its:  President                       Its:   President
    ----------------------------           -------------------------------

                                   EXHIBIT A
                                   ---------

                         CURRENT ANNUITY BLOCK PRODUCTS


      PROVIDER COMPANY                               PRODUCT
-----------------------------   ----------------------------------------------
Beneficial Standard Life        Single Premium Whole Life
 Insurance Company              Single Premium Immediate Annuity


First Penn Pacific Life         Single Premium Life
 Insurance Company

Keyport Life Insurance          Individual Deferred Annuity Flexible Payments
 Company                        (FPDA (3))
                                Single Premium Immediate Annuity (SPIA)
                                Individual Variable Annuity Flexible Purchase
                                Payments (Flex (1) Variable Split Product and
                                Flex (4) Preferred Income Plan)
                                Single Premium Deferred Annuity (SPDA (3) and
                                SPDA (10))

Life Insurance Company of       Flexible Premium Variable Deferred Annuity
 Virginia                       Flexible Premium Variable Life
                                Flexible Premium Deferred Annuity